UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 1, 2021

Date of Report (date of earliest event reported)

WORKDAY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

6110 Stoneridge Mall Road

Pleasanton, California 94588

(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 951-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	WDAY	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Director

On and effective April 1, 2021 (the “Effective Date”), the Board of Directors (the “Board”) of Workday, Inc. (“Workday”) accepted the resignation of Michael A. Stankey as a member of the Board. Mr. Stankey’s decision to resign was not the result of any disagreement with management or the Board, or related to Workday’s operations, policies, or practices. Mr. Stankey remains an employee of Workday in the role of Vice Chairman. Workday and its Board appreciate the support and guidance Mr. Stankey has provided as a member of the Board since 2015.

(c)	Election of Director

As of the Effective Date, the Board elected Luciano “Chano” Fernandez, Workday’s Co-Chief Executive Officer, as a Class II director, which is the class of directors that will stand for election at Workday’s 2023 Annual Meeting of Stockholders. Mr. Fernandez will not receive any additional compensation or equity awards for his service as a director. Mr. Fernandez has not been named to serve on any committee of the Board. There are no arrangements or understandings between Mr. Fernandez and any other persons pursuant to which he was elected as a director. Mr. Fernandez does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, and there is no family relationship between Mr. Fernandez and any of Workday’s other directors or executive officers.

Also, as of the Effective Date, David A. Duffield, Workday’s co-founder and former Chief Executive Officer, resigned as Chairman of the Board. Mr. Duffield was appointed Chairman Emeritus by the Board as of the Effective Date and will also continue as a voting member of the Board. Further, as of the Effective Date, the Board appointed Aneel Bhusri, Workday’s Co-Chief Executive Officer and a member of the Board, as Chairman of the Board. Mr. Bhusri will not receive any additional compensation or equity awards for his service as Chairman.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 1, 2021, the Board amended and restated Workday’s bylaws (the “Amended and Restated Bylaws”) to adopt a new Section 2.3: Chairman Emeritus, which outlines the obligations and duties of the Chairman Emeritus.

The foregoing summary and description of the provisions of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2021

Workday, Inc.

/s/ Richard H. Sauer
Richard H. Sauer
Executive Vice President, General Counsel and Corporate Secretary